EXHIBIT 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Eyal Waldman, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i) the Quarterly Report of Mellanox Technologies, Ltd. (the “Company”) on Form 10-Q for the quarter ended September 30, 2014, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered by the Quarterly Report.

In Witness Whereof, the undersigned has set his hand hereto as of the 12th day of November, 2014.

	By:	/s/ Eyal Waldman
Name: Eyal Waldman
Title: President and Chief Executive Officer

Dated: November 12, 2014

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by references into any filings of Mellanox Technologies, Ltd. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.